As filed with the Securities and Exchange Commission on March 28, 2014.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GASLOG LTD.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Bermuda (State or other Jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification No.)

c/o GasLog Monaco S.A.M.
Gildo Pastor Center
7 Rue du Gabian
MC 98000, Monaco
+377 97 97 51 15
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 590-9338
(Name, address and telephone number of agent for service)

With copies to:
William P. Rogers, Jr., Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, par value $0.01 per share	39,459,598	$24.38	$962,024,999.24	$123,908.82(2)

(1)	Including an indeterminate number of shares of common stock which may be issued by GasLog Ltd. with respect to such common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per unit and proposed maximum aggregate offering price are based on the average of the high and low sale prices per share of the common shares on March 21, 2014 as reported on the New York Stock Exchange.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 28, 2014.

PROSPECTUS

39,459,598 Shares

Common Shares

GasLog Ltd.

This prospectus relates to the possible offer and sale, from time to time, of up to 39,459,598 shares of our common shares, par value $0.01 per share, by the selling shareholders or their pledgees, donees, transferees or other successors in interest, who will be named in a prospectus supplement. We will not receive any of the proceeds from any such sales of common shares. Such common shares may also be sold in transactions exempt from registration under the Securities Act of 1933, rather than under this prospectus.

The common shares covered by this prospectus may be offered and sold from time to time in one or more transactions, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For additional information on the methods of sale that may be used by the selling shareholders, please read “Plan of Distribution”.

This prospectus describes some of the general terms that may apply to these common shares and the general manner in which they may be offered. The specific terms of any common shares to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our common shares are traded on the New York Stock Exchange under the symbol “GLOG”.

Our principal executive offices are located at Gildo Pastor Center, 7 Rue du Gabian, MC 98000, Monaco. Our telephone number at such address is +377 97 97 51 15.

Investing in our securities involves risks. Before buying any securities you should carefully read the section entitled “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Consent under the Bermuda Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our offered common shares to and between residents and non-residents of Bermuda for exchange control purposes provided our common shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. This prospectus may be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such consent and in accepting this prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

The date of this prospectus is                    , 2014.

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FORWARD-LOOKING STATEMENTS

All statements in this prospectus that are not statements of historical fact are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. The disclosure and analysis set forth in this prospectus includes assumptions, expectations, projections, intentions and beliefs about future events in a number of places, particularly in relation to our operations, cash flows, financial position, plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. These statements are intended as “forward-looking statements”. In some cases, predictive, future-tense or forward-looking words such as “believe”, “intend”, “anticipate”, “estimate”, “project”, “forecast”, “plan”, “potential”, “may”, “should”, “could” and “expect” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we file with the Securities and Exchange Commission (the “SEC”), other information sent to our security holders, and other written materials.

Forward-looking statements include, but are not limited to, such matters as:

•	general liquefied natural gas, or “LNG”, and LNG shipping market conditions and trends, including charter rates, ship values, factors affecting supply and demand, technological advancements and opportunities for the profitable operations of LNG carriers;

•	our ability to enter into time charters with our existing customers as well as new customers;

•	our contracted charter revenue;

•	our customers’ performance of their obligations under our time charters and other contracts;

•	the effect of the worldwide economic slowdown;

•	future operating or financial results and future revenues and expenses;

•	our future financial condition and liquidity;

•	our ability to obtain financing to fund capital expenditures, acquisitions and other corporate activities, funding by banks of their financial commitments, and our ability to meet our obligations under our credit facilities;

•	future, pending or recent acquisitions of ships or other assets, business strategy, areas of possible expansion and expected capital spending or operating expenses;

•	our ability to complete the formation of a proposed master limited partnership;

•	our expectations relating to dividend payments and our ability to make such payments;

•	our ability to enter into shipbuilding contracts for newbuildings and our expectations about the availability of existing LNG carriers to purchase, as well as our ability to consummate any such acquisitions;

•	our expectations about the time that it may take to construct and deliver newbuildings and the useful lives of our ships;

•	number of off-hire days, drydocking requirements and insurance costs;

•	our anticipated general and administrative expenses;

•	fluctuations in currencies and interest rates;

•	our ability to maintain long-term relationships with major energy companies;

•	expiration dates and extensions of charters;
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•	our ability to maximize the use of our ships, including the re-employment or disposal of ships no longer under time charter commitments;

•	environmental and regulatory conditions, including changes in laws and regulations or actions taken by regulatory authorities;

•	requirements imposed by classification societies;

•	risks inherent in ship operation, including the discharge of pollutants;

•	availability of skilled labor, ship crews and management;

•	potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists;

•	potential liability from future litigation; and

•	other factors discussed in the section entitled “Risk Factors” of this prospectus.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in the “Risk Factors” section of this prospectus. Any of these factors or a combination of these factors could materially affect future results of operations and the ultimate accuracy of the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following:

•	changes in law, governmental rules and regulations, or actions taken by regulatory authorities;

•	changes in economic and competitive conditions affecting our business;

•	potential liability from future litigation;

•	length and number of off-hire periods; and

•	other factors discussed in the section entitled “Risk Factors” of this prospectus.

We caution that these and other forward-looking statements included in this prospectus represent our estimates and assumptions only as of the date of this prospectus and are not intended to give any assurance as to future results. Many of the forward-looking statements included in this prospectus are based on our assumptions about factors that are beyond our ability to control or predict. Assumptions, expectations, projections, intentions and beliefs about future events may, and often do, vary from actual results and these differences can be material. The reasons for this include the risks, uncertainties and factors described in the “Risk Factors” section of this prospectus. As a result, the forward-looking events discussed in this prospectus might not occur and our actual results may differ materially from those anticipated in the forward-looking statements. Accordingly, you should not unduly rely on any forward-looking statements.

We undertake no obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events, a change in our views or expectations or otherwise. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. We make no prediction or statement about the performance of our common shares.

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THE COMPANY

Unless otherwise indicated, references in this prospectus to “GasLog”, the “Company”, the “Group”, “we”, “our”, “us” or similar terms refer to GasLog Ltd. or any one or more of its subsidiaries or their predecessors, or to such entities collectively. References to “BG Group” refer to BG Group plc or any one or more of its subsidiaries or to such entities collectively; references to “Samsung Heavy Industries” refer to Samsung Heavy Industries Co., Ltd.; and references to “Shell” refer to Royal Dutch Shell plc or any one or more of its subsidiaries or to such entities collectively.

We are a growth-oriented international owner, operator and manager of LNG carriers providing support to international energy companies as part of their LNG logistics chain. As of December 31, 2013, our owned fleet consisted of 15 wholly-owned LNG carriers, including 8 ships on the water (two ships delivered in 2010, five ships delivered in 2013, one on-the-water ship acquired in 2013), and seven LNG carriers on order. As of December 31, 2013, we managed and operated 20 LNG carriers, which include our 8 owned ships on the water, 11 ships owned or leased by BG Group, a leading participant in the global energy and natural gas markets, and one additional LNG carrier in which we have a 25% interest. We are also supervising the construction of our newbuildings. As of December 31, 2013, our owned ships including all our newbuildings are high-specification LNG carriers equipped with modern tri-fuel diesel electric propulsion technology, or “TFDE”. We have multi-year time charter contracts for seven of the eight ships that have been delivered and five of our newbuildings on order.

Our wholly-owned subsidiary, GasLog LNG Services, exclusively handles the technical management of our fleet, including plan approval for new ship orders, supervision of ship construction and planning and supervision of drydockings, as well as technical operations, crewing, training, maintenance, regulatory and classification compliance and health, safety, security and environmental, or “HSSE”, management and reporting. As the sole technical manager of BG Group’s owned fleet of LNG carriers for over 10 years, we have established a track record for the efficient, safe and reliable operation of LNG carriers, which is evidenced by our safety performance and the limited off-hire days of the 20 ships currently operating under our management.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the ticket symbol “GLOG”. If any securities are to be listed or quoted on any other securities exchange or quotation system, the applicable prospectus supplement will so state.

A subsidiary of ours has made a confidential submission to the SEC of a draft registration statement on Form F-1 for an initial public offering of units in a master limited partnership to be formed to own certain of our LNG carriers with multi-year charter contracts.

We maintain our principal executive offices at Gildo Pastor Center, 7 Rue du Gabian, MC 98000, Monaco. Our telephone number at that address is +377 97 97 51 15. We are registered with the Registrar of Companies in Bermuda under registration number 33928. We maintain a registered office in Bermuda at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda.

RISK FACTORS

Investing in the common shares to be offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference and in the accompanying prospectus supplement for such issuance before investing in any common shares that may be offered. For further details, see the section entitled “Where You Can Find Additional Information”.

Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to pay dividends and lower the trading price of our common shares. The risks referred to above are not the only ones that may exist. Additional risks not currently known by us or that we deem immaterial may also impair our business operations. You may lose all or a part of your investment.

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SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are a Bermuda exempted company. Our registered address in Bermuda is Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda. As a result, the rights of holders of our common shares will be governed by Bermuda law and our memorandum of association and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. A majority of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. This prospectus relates to the possible resale, from time to time, of up to 39,459,598 shares of our common shares, par value $0.01 per share, by the selling shareholders or their pledgees, donees, transferees or other successors in interest. This prospectus provides you with a general description of the common shares such selling shareholders may offer. This prospectus does not cover the issuance of any of our common shares by us to the selling shareholders, and we will not receive any of the proceeds from any sale of common shares by the selling shareholders. Except for underwriting discounts and selling commissions, if any, transfer taxes, if any, and the fees and expenses of any underwriters, dealers or agents, we have agreed to pay the expenses incurred in connection with the registration of the common shares owned by the selling shareholders covered by this prospectus.

Each time the selling shareholders, or their pledgees, donees, transferees or other successors in interest, sell common shares, we will provide you with this prospectus, as well as a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those particular common shares. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information”.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of common shares pursuant to this prospectus. For purposes of this section, the term “registration statement” means the original registration statement and any and all amendments, including the schedules and exhibits to the original registration statement and any amendments. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also

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maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. For further information pertaining to the common shares offered by this prospectus and GasLog Ltd., reference is made to the registration statement.

We are subject to the information and periodic reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”), and we file periodic reports and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. As a “foreign private issuer”, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, but we are required to furnish certain proxy statements to shareholders under NYSE rules. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer”, we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 27, 2014 (the “2013 Annual Report”); and

•	the description of our common shares which is contained in our registration statement on Form 8-A (File No. 001-35466), filed with the SEC on March 21, 2012, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of our common shares made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the common shares, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the “Investor Relations” section of our website at www.gaslogltd.com. Requests for such information should be made to us at the following address:

GasLog Ltd.

Gildo Pastor Center

7 Rue du Gabian

MC 98000, Monaco

+377 97 97 51 15

Attention: Head of Legal

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

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USE OF PROCEEDS

We will not receive any of the proceeds from any sale of common shares by the selling shareholders, or by their respective pledgees, donees, transferees or other successors in interest.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness as of December 31, 2013 is set forth in the 2013 Annual Report which is incorporated by reference herein. Such capitalization and indebtedness will be updated and superceded by information set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

A description of our common shares can be found in our registration statement on the description of our common shares which is contained in our registration statement on Form 8-A (File No. 001-35466), filed with the SEC on March 21, 2012, including any amendment or report filed for the purpose of updating such description.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale, from time to time, of up to 39,459,598 of our common shares, par value $0.01 per share, by the selling shareholders or their pledgees, donees, transferees or other successors in interest, who will be named in a prospectus supplement or a periodic report. The selling shareholders consist of our officers, directors and certain major shareholders who are or may be affiliates of the Company. The prospectus supplement relating to a particular transaction will identify the relevant selling shareholder or shareholders participating in that transaction and set forth additional information relating to such shareholder or shareholders and the common shares to be sold by such shareholder or shareholders.

The common shares that may be sold by or on behalf of selling shareholders, or their pledgees, donees, transferees or other successors in interest, under this prospectus were acquired directly from the Company, purchased in the open market or were the subject of awards under our equity incentive plans, in each case, prior to the initial filing of this registration statement.

PLAN OF DISTRIBUTION

Any selling shareholder, or their pledgees, donees, transferees or other successors in interest, may offer and sell, from time to time, the common shares covered by this prospectus and the applicable prospectus supplement. We have registered the common shares covered by this prospectus for offer and sale to permit the selling shareholders to sell such common shares without restriction in the open market. Registration of the common shares covered by this prospectus does not mean, however, that those common shares necessarily will be offered or sold.

Common shares covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods including the following:

•	on the NYSE or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in an exchange distribution in accordance with the rules of the applicable exchange;
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•	as settlement of short sales entered into after the date of the prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through broker-dealers, who may act as agents or principals;

•	through sales “at the market” to or through a market-maker;

•	in a block trade, in which a broker-dealer will attempt to sell a block as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	directly to one or more purchasers;

•	through agents;

•	in options transactions;

•	over the Internet;

•	any other method permitted pursuant to applicable law; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the common shares by a broker-dealer as principal and resales of the common shares by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, the selling shareholders, or their pledgees, donees, transferees or other successors in interest, may sell any common shares covered by this prospectus in private transactions or under Rule 144 of the Securities Act of 1933, as amended, rather than pursuant to this prospectus.

In connection with the sale of common shares covered by this prospectus, broker-dealers may receive commissions or other compensation from the selling shareholders in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the common shares for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or from purchasers of the common shares for whom they act as agents. Underwriters may sell the common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling shareholders and any underwriters, broker-dealers or agents that participate in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of the common shares by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

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In connection with the distribution of the common shares covered by this prospectus or otherwise, the selling shareholders, or their pledgees, donees, transferees or other successors in interest, may enter into hedging transactions with broker-dealers or other financial institutions to the extent permitted by our trading policy. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell common shares short and deliver the common shares offered by this prospectus to close out our short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. The selling shareholders may also from time to time pledge common shares pursuant to the margin provisions of any customer agreements with brokers. Upon default, the broker may offer and sell such pledged common shares from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, the shares may be sold by banks to hedge derivative positions entered into with those banks by the selling shareholders, relating to their shares, to the extent any such transactions are permitted under the company trading policy.

At any time a particular offer of the common shares covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common shares covered by this prospectus being offered and the terms of the offering, including the expected issue price or method of determining the price, the time period during which the offer will be open and whether the purchase period may be extended or shortened, the method and time limits for paying up and delivering common shares, name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling shareholders, any discounts, commissions or concessions allowed or re-allowed or paid to dealers and the names of the selling shareholders and the number of common shares being offered by them. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the common shares covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the common shares sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the common shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, the selling shareholders would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent and that the underwriter or underwriters with respect to a sale of the covered common shares will be obligated to purchase all of the covered common shares if any such common shares are purchased. The selling shareholders may grant to the underwriter or underwriters an option to purchase additional common shares at the public offering price, as may be set forth in the revised prospectus or applicable prospectus supplement. If the selling shareholders grant any such option, the terms of the option will be set forth in the revised prospectus or applicable prospectus supplement.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or “FINRA,” the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by any selling shareholder for the sale of any common shares being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended. If more than five percent of the net proceeds of any offering of common shares made under this prospectus will be received by any FINRA member participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a “conflict of interest” under FINRA Rules, the offering will be conducted in accordance with NASD Conduct Rule 2720.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with the selling shareholders, to indemnification by the selling shareholders against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise from any untrue

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statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

Except for underwriting discounts and selling commissions, if any, transfer taxes, if any, and the fees and expenses of any underwriters, dealers or agents, which are to be paid by the selling shareholders, we have agreed to pay the expenses incurred in connection with the registration of the common units owned by the selling shareholders covered by this prospectus.

EXPENSES

The following are the expenses estimated to be incurred by us in connection with a possible offering of the common shares registered under this registration statement.

SEC Registration Fee		$123,908.82
Printing		*
Legal Fees and Expenses		*
Accountants’ Fees and Expenses		*
NYSE Fees		*
FINRA Fee		$144,803.75
Miscellaneous Costs		*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the common shares that may be offered by this prospectus and certain other matters relating to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Bermuda. We are also advised by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements of GasLog Ltd., incorporated in this prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2013, have been audited by Deloitte Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Hadjipavlou, Sofianos & Cambanis S.A are located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Section 98 of the Bermuda Companies Act 1981 (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors and officers against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act. The Company’s bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws also provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.

Section 98A of the Companies Act and the Company’s bye-laws permit us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

We have also entered into indemnification agreements with our directors and officers which provide, among other things, that we will indemnify our directors and officers, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements and fees that they may be required to pay in actions or proceedings which they are or may be made a party by reason of such person’s position as a director, officer, employee or other agent of the Company, subject to, and to the maximum extent permitted by, applicable law.

Item 9. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement(1)

4.1	Form of Amended Memorandum of Association of GasLog Ltd.(2)

4.2	Form of Bye-laws of GasLog Ltd.(2)

4.3	Specimen Share Certificate(2)

4.4	Form of Registration Rights Agreement(2)

5.1	Opinion of Conyers Dill & Pearman Limited, special counsel to the Company as to Bermuda law

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page hereto)

25.1	Form T-1 Statement of Eligibility for Indenture(1)

(1)	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference as an exhibit to a report on Form 6-K in connection with an offering of common shares.

(2)

Previously filed as an exhibit to GasLog Ltd.’s Registration Statement on Form F-1 (File No. 333-179034), filed with the SEC on March 16, 2012, or an amendment thereto, and hereby incorporated by reference to such Registration Statement.

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Item 10. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Rule 3-19 of the Securities Act of 1933, as amended, if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Form F-3.

That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Principality of Monaco, on March 28, 2014.

GASLOG LTD.

By:	/s/ Paul Wogan
Name: Paul Wogan
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Paul Wogan and Simon Crowe his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form F-3, and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC and the Registrar of Companies of Bermuda, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of March, 2014.

Signature	Title

/s/ Paul Wogan	Chief Executive Officer
Name: Paul Wogan	(Principal Executive Officer)

/s/ Simon Crowe	Chief Financial Officer
Name: Simon Crowe	(Principal Financial and Accounting Officer)

/s/ Peter G. Livanos	Chairman and Director
Name: Peter G. Livanos

/s/ Philip Radziwill	Vice Chairman and Director
Name: Philip Radziwill

/s/ Bruce L. Blythe	Director
Name: Bruce L. Blythe

/s/ Paul J. Collins	Director
Name: Paul J. Collins

/s/ William M. Friedrich	Director
Name: William M. Friedrich

/s/ Dennis M. Houston	Director
Name: Dennis M. Houston

/s/ Julian Metherell	Director
Name: Julian Metherell

/s/ Anthony S. Papadimitriou	Director
Name: Anthony S. Papadimitriou

/s/ Robert D. Somerville	Director
Name: Robert D. Somerville

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on March 24, 2014.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Form of Underwriting Agreement(1)

4.1	Form of Amended Memorandum of Association of GasLog Ltd.(2)

4.2	Form of Bye-laws of GasLog Ltd.(2)

4.3	Specimen Share Certificate(2)

4.4	Form of Registration Rights Agreement(2)

5.1	Opinion of Conyers Dill & Pearman Limited, special counsel to the Company as to Bermuda law

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page hereto)

25.1	Form T-1 Statement of Eligibility for Indenture(1)

(1)	To be filed as an exhibit to a report on Form 6-K and incorporated herein by reference.

(2)	Previously filed as an exhibit to GasLog Ltd.’s Registration Statement on Form F-1 (File No. 333-179034), filed with the SEC on March 16, 2012, or an amendment thereto, and hereby incorporated by reference to such Registration Statement.